SCHEDULE A

(as amended on May 22, 2014 to add DoubleLine Selective Credit Fund)

Funds

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Shiller Enhanced CAPE®

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis Lucido
NAME: Louis Lucido
TITLE: Chief Operating Officer

SCHEDULE B

(as amended on May 22, 2014 to add DoubleLine Selective Credit Fund)

Annual Fee Rate (expressed as a Fund percentage of net assets)

DoubleLine Total Return Bond Fund	0.40%

DoubleLine Core Fixed Income Fund	0.40%

DoubleLine Emerging Markets Fixed Income Fund	0.75%

DoubleLine Multi-Asset Growth Fund	1.00%

DoubleLine Low Duration Bond Fund	0.35%

DoubleLine Floating Rate Fund	0.50%

DoubleLine Shiller Enhanced CAPE®	0.45%

DoubleLine Flexible Income Fund	0.62%

DoubleLine Low Duration Emerging Markets Fixed Income Fund	0.50%

DoubleLine Selective Credit Fund	0.55%

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis Lucido
NAME: Louis Lucido
TITLE: Chief Operating Officer